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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                September 7, 2001
                Date of Report (Date of earliest event reported)


                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)

         Cayman Islands                   1-10809                98-0191089
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
 incorporation or organization)                             Identification No.)

              XL House, One Bermudiana Road, Hamilton, Bermuda HM11
                    (Address of principal executive offices)

                                 (441) 292-8515
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.   Other events.


On September 7, 2001, XL Capital Ltd issued the press release attached as
Exhibit 99(a) and incorporated by reference herein.


Item 7.   Financial Statements and Exhibits.


     (c) Exhibits. The following exhibit is filed herewith:

         Exhibit No.     Description

            99(a) Press Release ("XL Capital Prices $500 Million of Senior Notes") dated September 7, 2001.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 11, 2001


                               XL CAPITAL LTD


                               By:    /s/ Paul S. Giordano
                                      ------------------------------------------
                                      Name:  Paul S. Giordano
                                      Title:  Executive Vice President and
                                      General Counsel and Secretary


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                                                                   Exhibit 99(a)

                                                          XL Capital Ltd
                                                                XL House
                                                     One Bermudiana Road
                                                  Hamilton HM 11 Bermuda
                                                   Phone: (441) 292-8515
                                                     Fax: (441) 292-5280

NEWS RELEASE

IMMEDIATE

Contact:        Gavin R. Arton                         Roger R. Scotton
                Investor Relations                     Media Relations
                441-294-7104                           441-294-7165


                                XL CAPITAL PRICES
                          $500 MILLION OF SENIOR NOTES


HAMILTON, Bermuda (September 7, 2001) - XL Capital Ltd ("XL") (NYSE: XL) announced today that it has agreed to sell $500 million of its 6-3/8 % senior notes due 2011 which are being issued by a special purpose U.K. finance subsidiary (guaranteed by XL Capital Ltd) in a private offering.

XL expects to use the net proceeds of the offering of the senior notes for general corporate purposes, which may include the repayment of a portion of its outstanding indebtedness, acquisitions and the purchase of its outstanding ordinary shares. Any such share purchase will be determined based upon prevailing market conditions.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products to industrial, commercial and professional service firms, insurance companies, and other enterprises on a worldwide basis. As at June 30, 2001, XL had consolidated assets of approximately $18.7 billion and consolidated shareholders' equity of approximately $5.7 billion. More information about XL is available on www.xlcapital.com.


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This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the senior notes or any other securities, nor will there be any sale of the senior notes or any other securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The senior notes will be issued in reliance on the exemption from the registration requirements provided by Rule 144A. The senior notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

  This press release may contain forward-looking statements which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in XL's most recent report on Form 10-K and XL's other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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